EXHIBIT (c)(19)



                                RELEASE AGREEMENT
                                -----------------



         This Release Agreement is entered into as of the 16th day of September, 1997 by and among Melvin Stewart, Diane Gruber, Gary Lipson, and Michael Nocero, Jr., (collectively, the "Directors"), Homeowners Group, Inc. ("HOMG"), The Cross Country Group, Inc. ("CCI") and CC Acquisition Corporation ("CCAC").

         WHEREAS, HOMG, CCI and CCAC have entered into an Agreement and Plan of Merger dated as of May 14, 1996, as amended (the "Merger Agreement"); and

         WHEREAS, the Merger Agreement provides, among other things, that upon Commencement of the Offer (as defined in the Merger Agreement), the parties shall enter into this Release Agreement;

         NOW  THEREFORE,  for and in  consideration  of the  foregoing and other
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

         1. Each of the Directors remises, releases, acquits, satisfies and forever discharges CCI and each and every one of its subsidiaries and affiliated corporations and other entities, including CCAC, and HOMG, and each and every one of its subsidiaries and affiliated corporations and other entities, and the shareholders, partners, directors, officers, employees and agents of all of the foregoing, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which each of the Directors ever had, now has, or which any heir, executor, successor or assign of each of the Directors hereafter can, shall or may have, against CCI or any of its subsidiaries or affiliated corporations and other entities, including CCAC, or HOMG, and/or any of its subsidiaries and affiliated corporations and other entities, or the shareholders, partners, directors, officers, employees and agents of any of the foregoing, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement, with the exception of the covenants, agreements and obligations of such released parties set forth in the Merger Agreement and all documents executed pursuant thereto, the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation as in effect on the date hereof, the Company's By-Laws as in effect on the date hereof, the Indemnification Agreements by and between the Company and each of the Directors, as amended, and any directors and officers liability insurance policy or policies from time to time in effect with respect to the past, present or future directors and officers of the Company, provided, however, that none of the foregoing shall limit in any way the right of the Directors to assert any demand, cause of action or claim (or facts that would otherwise support such a demand, cause of action or claim): (i) as a defense of any claim, demand or action commenced against any or all of them by any party released in accordance with this paragraph or (ii) in connection with any action brought by a person or party unaffiliated with the Directors or their affiliates; and further, provided that none of the foregoing shall affect the rights and obligations of Diane Gruber and Michael Nocero, Jr., under and pursuant to certain franchise agreements and any amendments or related agreements thereto to which they and/or entities they control, are a party, including but not limited to a certain Amended and Restated First Amendment to Affiliation Agreement, Profit Sharing Release and Estoppel Agreement, all dated September ___, 1997..

         2. CCI, for itself and for each and every one of its subsidiaries and affiliated corporations and other entities, including CCAC, and HOMG, for itself and for each and every one of its subsidiaries and affiliated corporations or the entities, and the shareholders, partners, directors, officers, employees and agents of all of the foregoing, remise, release, acquit, satisfy, and forever discharge each of the Directors and their heirs, executors, successors and assigns, of and from any, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which CCI or any of its subsidiaries or affiliated corporations and other entities, including CCAC, and HOMG or any of its subsidiary or affiliated corporations and other entities, or the shareholders, partners, directors, officers, employees and agents of any of the foregoing, ever had, now has, or which any heir, executor, successor or assign of any of them hereafter can, shall or may have, against each of the Directors, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement, with the exception of the covenants, agreements and obligations of such Released Parties set forth in the Merger Agreement and all documents executed pursuant thereto; provided, however, that none of the foregoing shall limit in any way the right of CCI, CCAC or HOMG, or each of their subsidiaries or affiliated corporations or other entities to assert any demand, cause of action or claim (or facts that would otherwise support such a demand, cause of action or claim): (i) as a defense of any claim, demand or action commenced against it by any party released in accordance with this paragraph or (ii) in connection with any action brought by a person or party unaffiliated with CCI, or any of its subsidiaries and affiliated corporations, including CCAC; and further provided that none of the foregoing shall affect the rights and obligations of Diane Gruber and Michael Nocero, Jr. under and pursuant to certain franchise agreements and any amendments or related agreements thereto to which they and/or




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entities  they  control,  are a party,  including  but not  limited to a certain
Amended and Restated First Amendment to Affiliation Agreement, Profit Sharing Release and Estoppel Agreement, all dated [September __, 1997].

         3. Each party to this Agreement, in his, her or its capacity as a stockholder of HOMG, agrees that such party shall not participate as plaintiff in any suit in law or in equity against any party to this Agreement or any of such party's subsidiaries, affiliates, stockholders, officers, directors and employees arising out of or related to any actions or inactions of such parties with respect to the transactions contemplated by the Merger Agreement.

         4. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered shall be an original, but such
counterparts  shall  together   constitute  one  and  the  same  instrument  and
Agreement.

         5. This Agreement shall be construed according to the laws of the State of Delaware as if all acts and omissions hereunder occurred therein.

         6. Any action to enforce this Agreement must be brought solely in any United States Court of competent jurisdiction where venue is proper and, both parties shall submit to the jurisdiction of such Court and will comply with all requirements necessary to give such Court jurisdiction.

         Executed as of the date first written above.




                                     HOMEOWNERS GROUP, INC.


                                     By: /s/ C. Gregory Morris
                                        ----------------------------------
                                     Title: Vice President, Treasurer and
                                            Chief Financial Officer
                                           -------------------------------

                                     THE CROSS COUNTRY GROUP, INC.


                                     By: /s/ Howard L. Wolk
                                        ----------------------------------
                                     Title: Vice President
                                           -------------------------------



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                                     CC ACQUISITION CORPORATION


                                     By: /s/ Howard L. Wolk
                                        ----------------------------------
                                     Title: Vice President
                                           -------------------------------


/s/ Melvin Stewart                   /s/ Gary Lipson
------------------------------       ------------------------------------
Melvin Stewart                       Gary Lipson


/s/ Diane Gruber
------------------------------       ------------------------------------
Diane Gruber                         Michael Nocero, Jr.




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